INVESTAR HOLDING CORPORATION
POWER OF ATTORNEY

	Know all by these presents, that the
undersigned hereby constitutes and appoints the
Corporate Secretary, any Assistant Corporate
Secretary, the Chief Financial Officer of
Investar Holding Corporation (the
"Company"), and the Director of Financial
Reporting, (Joey Tyrney, who will serve
as Account Administrator), each signing
individually (individually, an "Agent"),
 as the undersigned's
true and lawful attorney-in-fact to:

	(1)	prepare, execute in the
undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or
regulation of the SEC;

(2)	execute for and on behalf of the
undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4 and 5 in accordance with Section
16(a)
of the Securities Exchange Act of 1934 and the rules thereunder;

	(3)	do and perform any and all acts
for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority; and

	(4)	take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to such
attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or any such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in
full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of the date set forth below.

/s/ James F. Dunkerley
-------------------
Signature

James F. Dunkerley
-------------------
Print name

Witness:


-------------------

Witness:


-------------------
Date: January 9, 2026

SWORN TO AND SUBSCRIBED BEFORE ME
this 9th day of January, 2026.

/s/ Alex Morgan
-------------------
Notary Public

#134134854
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Notary Public #